Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Cornerstone Therapeutics Reports Fiscal Year 2011 Financial Results

•	Strategic Products grow 7% year-over-year to $79.9 Million

•	Acquisition of Cardiokine, Inc. completed

•	Cash Balance at Year End approximately $74 Million

•	Anti-Infective assets, Factive® and Spectracef®, divested

•	Completes strategic shift to hospital and specialty markets

CARY, N.C., March 8, 2012 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX) today reported full year and fourth quarter 2011 results. For the year, net revenues from strategic products grew 7% to $79.9 million from $74.7 million. In line with our strategic plan, strategic products represented 79% of full year 2011 net product sales versus 60% of total net product sales for full year 2010. For the fourth quarter of 2011, net product sales from strategic products were $20.9 million, as compared to $21.4 million for the fourth quarter of 2010.

Overall, total net revenues were $101.4 million for the full year of 2011 versus $125.3 million reported for the full year of 2010. For the fourth quarter of 2011, total net revenues were $18.2 million versus $32.5 million for the fourth quarter of 2010. Both the full year 2011 and the fourth quarter of 2011 net revenues were negatively impacted by events previously disclosed with regard to our propoxyphene/acetaminophen and marketed unapproved products.

Net loss for 2011 was $(0.7) million, or $(0.03) per diluted share, compared to net income of $6.2 million, or $0.24 per diluted share in 2010. Fourth quarter net loss was $(2.7) million, or $(0.11) per diluted share, compared to net income of $0.8 million, or $0.03 per diluted share, for the fourth quarter of 2010. On a non-GAAP basis, net income for 2011 was $9.2 million, or $0.35 per diluted share, compared to non-GAAP net income of $18.9 million, or $0.73 per diluted share in 2010. On a non-GAAP basis, fourth quarter net loss was $(1.5) million, or $(0.06) per diluted share, compared to non-GAAP net income of $5.2 million, or $0.20 per diluted share, for the fourth quarter of 2010. Non-GAAP net income and net income per diluted share exclude amortization of product rights, stock-based compensation expense and transaction-related expenses.

“In 2011, we continued to execute upon our strategic plan by focusing on our strategic products within the hospital, niche respiratory and related specialty markets,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “In particular, Curosurf® maintained its ongoing record of impressive growth with full-year net product sales increasing 4%. We were also pleased to see the expanded body of scientific data published in medical journals underscoring the significant benefits from Curosurf in treating critically ill preterm infants.”

Mr. Collard added, “As I stated at the end of the third quarter, our number one priority was to close a transaction that supports our plans for growth. First, with the addition of CRTX 080, a product candidate for treatment of hyponatremia, through our acquisition of Cardiokine, we have the opportunity to significantly strengthen our hospital product portfolio. The NDA for CRTX 080 was filed in December 2011 and we look forward to working with the FDA to obtain approval to bring this therapy to the market. In addition, as we announced yesterday, we completed our migration out of the primary care market with the divestiture of the Factive and Spectracef assets. We expect that this transaction will allow us to reduce SG&A expense and increase profitability. The migration was one of the key objectives we communicated in mid-2011 and with its completion believe we are well positioned for future growth within the hospital and related specialty markets.”

A breakdown of net revenues by product for the fourth quarter and year ended December 31, 2011 (in thousands, except percentages) follows:

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2011	2010	$	%	2011	2010	$	%
Net Product Sales
Curosurf	$9,450	$9,854	$(404)	(4%)	$34,852	$33,621	$1,231	4%
Zyflo® product family	8,361	8,764	(403)	(5%)	30,674	30,619	55	0%
Factive	1,069	963	106	11%	6,296	5,126	1,170	23%
Spectracef product family	2,040	1,849	191	10%	8,091	5,327	2,764	52%
AlleRx Dose Pack products	(2,928)	5,200	(8,128)	(156%)	23,263	27,305	(4,042)	(15%)
HyoMax product family	358	2,270	(1,912)	(84%)	2,128	10,071	(7,943)	(79%)
Other Products (1)	(166)	3,582	(3,748)	(105%)	(4,003)	11,675	(15,678)	(134%)

Total net product sales	18,184	32,482	(14,298)	(44%)	101,301	123,744	(22,443)	(18%)
License and royalty agreement revenues	22	32	(10)	(31%)	121	1,573	(1,452)	(92%)

Net Revenues	$18,206	$32,514	$(14,308)	(44%)	$101,422	$125,317	$(23,895)	(19%)

(1)	Primarily propoxyphene/acetaminophen products.

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) for the full year of 2011 was 63% compared to 64% for the full year of 2010. Gross margin for the fourth quarter of 2011 was 52% compared to 62% for the fourth quarter of 2010. The lower gross margin was primarily due to a higher percentage of total net sales coming from products having lower gross margins, specifically Curosurf.

Selling, general and administrative expenses decreased $6.9 million, a 13% decrease, for the full year of 2011 compared to 2010. For the fourth quarter, selling, general and administrative expenses decreased $4.9 million, a 32% decrease compared to the fourth quarter of 2010. The decrease was primarily due to reduced labor and benefits-related costs as a result of the realignment of the Company’s respiratory sales force, decreased advertising and promotional expenses, lowered sample usage for Zyflo CR® and reduced co-promotion expenses for the propoxyphene/acetaminophen products, which were withdrawn from the market in November of 2010.

Research and development expenses decreased $2.9 million, or 64%, during 2011 compared to 2010. For the fourth quarter of 2011, research and development expenses decreased $0.5 million, a decrease of 66% when compared to the same period of 2010. The reduction in research and development expenses was driven by the strategic realignment of the Company’s product development pipeline.

As of December 31, 2011, the Company had $74.0 million in cash and cash equivalents, an increase of $23.1 million when compared to December 31, 2010.

Conference Call Information

Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter and twelve months ended December 31, 2011. To participate in the live conference call, please dial 888-587-0595 (U.S. callers) or 719-325-2450 (international callers), and provide passcode 7896492. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 7896492.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital, niche respiratory and related specialty markets. Key elements of the Company’s strategy are to focus its commercial and internal development efforts in the hospital and related specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies and marketed and/or registration-stage products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc.

Use of Non-GAAP Financial Measures

This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release. For more information about these non-GAAP measures, please see Part II, Item 7 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 6, 2012.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, and from our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA; the adverse impact of returns of previously sold inventory; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 6, 2012. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

TRADEMARKS

Curosurf® is owned by Chiesi Farmaceutici S.p.A and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. Spectracef® is owned by Meiji Seika Kaisha Ltd. Factive® is owned by LG Life Sciences, Ltd.

FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)
Net revenues	$18,206	$32,514	$101,422	$125,317
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	8,640	12,455	37,823	45,015
Selling, general and administrative	10,231	15,109	46,344	53,198
Research and development	252	740	1,624	4,488
Amortization of product rights	3,591	3,943	16,868	14,728

Total costs and expenses	22,714	32,247	102,659	117,429

(Loss) income from operations	(4,508)	267	(1,237)	7,888

Other expenses:
Interest expense, net	(7)	(38)	(128)	(85)
Other expense, net	—	—	—	(25)

Total other expenses	(7)	(38)	(128)	(110)

(Loss) income before income taxes	(4,515)	229	(1,365)	7,778
Benefit from (provision for) income taxes	1,766	563	672	(1,609)

Net (loss) income	$(2,749)	$792	$(693)	$6,169

Net (loss) income per share, basic	$(0.11)	$0.03	$(0.03)	$0.24

Net (loss) income per share, diluted	$(0.11)	$0.03	$(0.03)	$0.24

Weighted-average common shares, basic	25,797,763	25,463,467	25,684,593	25,412,636

Weighted-average common shares, diluted	25,797,763	26,093,755	25,684,593	26,036,544

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$73,968	$50,945
Accounts receivable, net	11,894	76,476
Inventories, net	9,419	15,174
Prepaid expenses	3,753	3,552
Income tax receivable	1,900	197
Deferred income tax asset	2	44
Other current assets	6,112	1,599

Total current assets	107,048	147,987

Property and equipment, net	1,574	1,486
Product rights, net	106,960	112,328
Goodwill	15,218	13,231
Amounts due from related parties	38	38
Long-term accounts receivable and other assets	—	7,866
Deferred income tax asset, less current portion	523	1,876
Other assets	953	687

Total assets	$232,314	$285,499

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,012	$7,671
Accrued expenses	37,125	46,599
Current portion of license agreement liability	—	1,368
Current portion of capital lease	90	83
Current portion of deferred revenue	1,428	37,616
Total current liabilities	48,655	93,337

Capital lease, less current portion	56	146
Deferred revenue, less current portion	—	19,578
Acquistion-related contingent liability	8,800	—

Total liabilities	57,511	113,061

Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,803,864 and 25,472,963 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	26	25
Additional paid-in capital	163,203	160,106
Retained earnings	11,574	12,267

Total stockholders’ equity	174,803	172,398

Total liabilities and stockholders’ equity	$232,314	$285,459

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities
Net (loss) income	$(693)	$6,169
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	14,896	14,778
Provision for prompt payment discounts	3,448	3,903
Provision for inventory allowances	209	1,340
Loss on sale of property and equipment	—	25
Impairment of product rights	2,500	350
Stock-based compensation	2,207	1,339
Benefit from deferred income taxes	(388)	(2,977)
Changes in operating assets and liabilities:
Accounts receivable	61,134	(63,831)
Inventories	5,546	1,592
Prepaid expenses, long-term accounts receivable and other assets	8,528	(8,743)
Accounts payable	(627)	499
Accrued expenses	(15,119)	23,154
Income taxes payable/receivable	(1,703)	(1,803)
Deferred revenue	(55,766)	57,194

Net cash provided by operating activities	24,172	32,989

Cash flows from investing activities
Proceeds from sale of property and equipment	—	2
Purchase of property and equipment	(616)	(375)
Purchase of product rights	—	(250)

Net cash used in investing activities	(616)	(623)

Cash flows from financing activities
Proceeds from exercise of common stock options	369	544
Excess tax benefit from stock-based compensation	522	478
Principal payments on license agreement liability	(1,341)	(1,250)
Principal payments on capital lease obligation	(83)	(46)

Net cash used in financing activities	(533)	(274)

Net increase in cash and cash equivalents	23,023	32,092
Cash and cash equivalents as of beginning of year	50,945	18,853

Cash and cash equivalents as of end of year	$73,968	$50,945

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$177	$318

Cash paid during the year for income taxes	$1,379	$6,780

Supplemental schedule of non-cash investing and financing activities
Purchase of property and equipment with capital leases	$—	$226

In connection with the acquisition of Cardiokine, Inc., liabilities were assumed as follows:
Fair value of assets acquired	$7,669

Acquired in-process research and development	$11,500

Acquisition-related contingent liability	$(8,800)

Other liabilities assumed	$(10,369)

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share data—unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP (loss) income from operations	$(4,508)	$267	$(1,237)	$7,888
Add: stock-based compensation	621	369	2,207	1,339
Add: amortization of product rights	3,591	3,943	16,868	14,728
Add: transaction-related expenses[1]	467	—	467	—

Non-GAAP income from operations	$171	$4,579	$18,305	$23,955

GAAP net (loss) income	$(2,749)	$792	$(693)	$6,169
Add: stock-based compensation	621	369	2,207	1,339
Add: amortization of product rights	3,591	3,943	16,868	14,728
Add: transaction-related expenses[1]	467	—	467	—
Less: tax effects related to above items[2]	(3,420)	58	(9,621)	(3,324)

Non-GAAP net (loss) income	$(1,490)	$5,162	$9,228	$18,912

GAAP net (loss) income per share, diluted	$(0.11)	$0.03	$(0.03)	$0.24

Non-GAAP net (loss) income per share, diluted	$(0.06)	$0.20	$0.35	$0.73

Shares used in diluted net income per share calculation:
GAAP net income	25,797,763	26,093,755	25,684,593	26,036,544

Non-GAAP net income	25,797,763	26,093,755	26,232,333	26,036,544

[1]

Transaction-related expenses include legal, accounting and related costs that were incurred in connection with our acquisition of Cardiokine of approximately $400,000 and other anticipated transactions. Transaction-related expenses may include stock-based compensation charges. During 2009, all transaction-related expenses were incurred in connection with the Chiesi transaction and included $1.8 million of stock-based compensation charges that were included in selling, general and administrative expenses.

[2]

Tax effects for the three months ended December 31, 2011 and 2010 are calculated using effective tax rates of 73.1% and (1.3)%, respectively. Tax effects for 2011 and 2010 are calculated using effective tax rates of 49.2% and 20.7%, respectively.

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Corporate Strategy, +1-919-678-6520, josh.franklin@crtx.com.

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com.

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